SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549


                                  FORM SB-2
           REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
-------------------------------------------------------------------------------

                       CROSS GENETIC TECHNOLOGIES, INC.
               (Name of small business issuer in its charter)

    Virginia              541511                 54-203-0708
-------------------------------------------------------------------------------
(State of Incorporation)  (Primary Standard      (IRS Employer I.D. Number)
                          Industrial Classification
                          Number)


          11921 Freedom Drive, Suite 550, Reston, VA  20190  (703) 925-5912
-------------------------------------------------------------------------------
        (Address and telephone number of principal executive offices)

              11921 Freedom Drive, Suite 550, Reston, VA  20190
-------------------------------------------------------------------------------
                  (Address of principal place of business)

 McSweeney & Crump, P.C., 11 South 12th Street, 5th Floor, Richmond, VA  23219
-------------------------------------------------------------------------------
          (Name, address and telephone number of agent for service)




    Approximate date of proposed commencement of sale to the public: From time to time after the Registration Statement becomes effective.


                       CALCULATION OF REGISTRATION FEE




Title of each class of          Amount of Shares           Proposed maximum       Proposed Maximum           Amount of
Securities to be registered     to be registered           offer price per unit   aggregate offering price   registration fee
Common stock                    11,008,000                 $0.05                  $550,400                   $137.60

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                       CROSS GENETIC TECHNOLOGIES, INC.
                            A Virginia Corporation
                               3,008,000 Shares
                          Common Stock, no par value


     CROSS GENETIC Technologies, Inc. ("The Company") is hereby offering investors an opportunity to purchase up to 27% of its issued and outstanding shares of common stock, at no par value, for an aggregate investment of $150,400. The net proceeds of the offering will be employed to fund research and development activities to accelerate the Company's development of its software, and for working capital and other general corporate purposes. Investors who purchase shares of this offering should only do so for long-term Investment purposes and must bear the risk of loss from this investment.

     All subscription funds will be deposited in an interest bearing escrow account established specifically for the purpose of this offering. The escrow account shall be maintained pending the closing of this offering.




                   THIS PROSPECTUS IS DATED APRIL 18, 2001





                                                              Proceeds
                                Offering                      to
                                                              Company
--------------------------------------------------------------------------
Per Share                       $0.05                         $0.05
Total Maximum                   $150,400                      $150,400


(1) The Shares are being offered on a best efforts basis. For more information regarding the costs and expenses associated with this offering, see the "Plan of Distribution."
(2)  Before deducting estimated offering expenses, payable to the Company.

These securities are speculative and investing in these securities common stock involves a high degree of risk. You should consider carefully the risk factors beginning on Page 3.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.

                       PROSPECTUS SUMMARY

     The following information is qualified in its entirety by the more detailed information appearing elsewhere in the prospectus.

                        THE COMPANY

Cross Genetic Technologies, Inc. ("the Company") is a developmental stage biotechnology software company with its headquarters located in Reston, Virginia. The principal office of the Company is located at 11921 Freedom Drive, Suite 550, Reston, Virginia 20190 and its telephone number is
(703) 925-5912. The Company intends to develop software and other computer products incorporating recent genomic discoveries to assist medical researchers in identifying gene targets for the development of novel therapeutic, vaccine and diagnostic products.

                                 RISK FACTORS

     The securities offered hereby are speculative in nature and involve a high degree of risk. Prospective investors should consider carefully the following factors, among others, prior to making an investment decision.

     Except for historical information, the information in this prospectus contains forward-looking statements about our expected future business and performance. Our actual operating results and financial performance may prove to be very different from what we might have predicted as of the date of this prospectus.

     Lack of Operating History.  The Company has a short operating history by
     ---------------------------
which investors can evaluate its business and prospects. The Company was incorporated in February 2001 and has a limited operating history from which to evaluate its business and prospects. The Company's future operating results will be subject to all of the risks and uncertainties inherent in the development and maturation of a business.

     Competition.  Although there are currently no known software products in
     --------------
development similar to the Company's, the Company may face competition.
This competition may come from other bio-software firms, or from potential client firms due to in-house software development. These potential competitors of the Company include pharmaceutical and biotechnology companies both in the United States and abroad. Universities and other non-profit research institutions and United States and foreign government-sponsored entities are conducting significant research to identify and sequence genes. Any of these organizations may realize the value of a bio-software product and opt to develop it in-house instead of outsourcing. The Company expects competition may increase in the foreseeable future, which may or may not impact the profitability of the Company. Competitors may be developing technologies or products that may be similar or superior to ours. These competitors may have a better ability to market their products There can be no assurance that the products developed by others will not render the software products which the Company develops obsolete or uneconomical or result in products superior to any products developed by the Company, or that any product developed by the Company will be preferred to any existing or newly developed bio-software.

     Unproven Technology.  The Company's strategy of developing software to
     ---------------------
manage gene-sequencing data is unproven. To date, there are no similar products being marketed. There can be no assurance that the Company's approach to data-basing genomic data will assist clients in identifying specific genes that cause or predispose individuals to the diseases that are the targets of its gene discovery programs. Even if the Company is successful in developing a working database model to help identify specific human disease genes or sequencing the genomes of pathogens, there can be no assurance that these gene discoveries will lead to the development of commercial products.

     Expectation of Losses.  Although management believes the Company and its
     ------------------------
software and services will be a profitable enterprise in the future, the Company is in the developmental state and therefore anticipates experiencing future operating losses resulting primarily from research and development, recruitment and retention of key personnel.

     Reliance Upon Collaborative Partners.  The Company's strategy for
     ---------------------------------------
development and commercialization of genome data software depends on the formation of various strategic collaborations and licensing arrangements with pharmaceutical and biotechnology development partners. There can be no assurance that the Company will be able to establish strategic collaborations or licensing arrangements that the Company deems necessary, that any such arrangements or licenses will be on terms favorable to the Company, or that the current or future strategic collaborations or licensing arrangements will ultimately be successful. There can be no assurance that current or future collaborators will not pursue alternative technologies, or develop alternative products either on their own or in collaboration with others, including the Company's competitors, as a means for developing similar software.

     Limited Financial Resources and Need for Additional Financing.  Other
     ---------------------------------------------------------------
than the proceeds of this offering and possible future revenues from sale of the Company's services, the Company does not, at this time and may not in the future, have any additional sources of funds, i.e., operating funds or significant credit arrangements, from which to pay the costs of its proposed operations. Although the Company believes that the funds raised in this offering will be sufficient for its short-term needs, the conduct of the Company's business will require additional funds. The Company expects capital and operating expenditures to increase over the next several years as it increases its research and development activities. The Company may seek additional funds through public or private equity or debt offerings or additional strategic collaborations and licensing arrangements. There can be no assurance that capital from private and public offerings will be available or, if available, can be obtained on terms advantageous to the Company. If the Company is unable to raise sufficient capital either externally or from operations, the Company will not be able to sustain its operations.

     Uncertainty With Patents and Proprietary Rights.  The Company's
     --------------------------------------------------
commercial success will be dependent in part on its ability to obtain patent protection on gene database software, or the commercial produce discovered through its use. The current criteria for obtaining patent protection for genome products are currently unclear. The Company's current strategy is to apply for patent protection upon the identification of unique software products and methods and pursue claims to these products. However, there can be no assurance that the Company will be able to obtain patent protection on such software, and even if such patents are issued, the scope of the coverage or protection provided by any such patents is uncertain.

     Dependence on Key Personnel.  The Company will be highly dependent on the
     --------------------------------
principal members of its senior management and key scientific and technical personnel, none of who is currently bound by a long-term employment agreement or the subject of key man life insurance. The Company's success is also dependent upon its ability to attract and retain additional qualified scientific, technical and managerial personnel. There can be no assurance that the Company will retain its key scientific, technical and managerial employees or that it will be able to attract, assimilate and retain such other highly qualified scientific, technical and managerial personnel as may be required in the future. The inability of the Company to successfully hire, train and retain such could significantly impact future operations and profitability of the Company.

     No Public Market for Shares.  At the present time, there is no public
     -----------------------------
market for the Company's Common Stock and no market will in fact develop after completion of this offering. Common Stock should be purchased only for long-term investment.

     No Dividends.  The Company has paid no dividends to date and there are no
     ---------------
plans for the payment of dividends in the foreseeable future.

     No Minimum Subscription.  The instant offering is not subject to any
     -------------------------
minimum subscription amount. In a minimum/maximum offering, the issuer must reach the stated minimum amount of targeted funds and failure to do so results in all funds being returned to investors. The instant offering does not impose a minimum amount of funding to be raised by the Company; therefore, any funds received from investors shall be made available to the Company. Although the Company has reason to believe the instant offering will be fully subscribed, there can be no assurance full funding will be realized by this offering.

                    USE OF PROCEEDS

The net proceeds to the Company from the sale of the Common Stock are estimated to be $150,400 if the maximum number of shares of Common Stock are sold. In general, the net proceeds of the offering will be used for the following: To fund research and development activities to accelerate the Company's development of its Genomics software, and for working capital and other general corporate purposes.


                                           Offering Amount(1)                          	Percentage(2)
                                           ------------------------                    ----------------------

Net Proceeds                               $150,400                                    100%
     Research & Development                $ 40,000                                    27%
     General Corporate Purposes            $ 60,000                                    40%
     Working Capital                       $ 50,400                                    33%
TOTAL                                      $150,400                                    100%

(1) Assumes the sale of 3,008,000 shares of Common Stock for an aggregate of $150,400.
(2) Comparison of the particular line item to the gross proceeds of the offering.

                             PLAN OF DISTRIBUTION

The Common Stock being offered hereby will be offered and sold by the Company or its designee. The Common Stock will be sold only for cash to be delivered to the subscriber upon acceptance. The Company will be reimbursed from the proceeds of the offering for its reasonable expenses incurred with respect to legal, accounting, printing, and similar costs and expenses and any requisite filing fees and attendant expenses.

Upon the completion of this offering, based upon shares of Common Stock outstanding as of April 18, 2001 the Company will have 11,008,000 shares of Common Stock outstanding.


                              LEGAL PROCEEDINGS

The Company is not a party to any legal proceedings. The Company is not aware of any legal proceedings involving any director, director nominee, promoter or control person including criminal convictions, pending criminal matters, pending or concluded administrative or civil proceedings limiting one's participation in the securities or banking industries, or findings of securities or commodities law violations.


                    DIRECTORS, OFFICERS AND KEY PERSONNEL
                               OF THE COMPANY

Officers and Directors
----------------------------



        The Company's executive officers and directors are as follows:



Name                          Age                            Position                        Director Since
--------                      ---------                      -----------------              ----------------------------
Lino Novielli                 37                             Director, President and         February 2001
                                                             Chief Executive Officer

    Each director serves for a term of one year and is elected at the annual meeting of shareholders. The Company's officers are appointed by the Board of Directors and hold office at the discretion of the Board.

     Lino Novielli. Mr. Novielli has been an investment consultant for over 12 years. He received a Bachelor of Science in economics from York University in 1987. Mr. Novielli's most recent involvement in the investment industry was with a venture capital corporation whose mission was to help small and medium size publicly traded companies raise investment capital, where he held senior investment positions from 1993 to 2000. While there, Mr. Novielli was involved in the investment process of financing set-up, corporate organization, market research, corporate analysis, marketing, management, and sales negotiations. From 1989 to 1993, Mr. Novielli was an investment consultant, specializing in organization and finance with a Toronto based investment firm. From 1989 to 1990, he was involved in investment and portfolio management where his responsibilities covered corporate strategy and client policy. Mr. Novielli has been a member of The Canadian Securities Institute of Canada for over 11 years.

             SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
                                  MANAGEMENT

The following table sets forth certain information as of April 18, 2001, regarding the ownership of Common Stock by each person known by the Company to be the beneficial owner of more than five percent of the Company's outstanding Common Stock.


Title of                      Name and Address of            Amount and                      Percentage
Class                         Beneficial Owner               Nature of                       of Class
                                                             Beneficial Owner
---------------------------------------------------------------------------------------------------------
Voting                        UM Tean, Inc.                  8,000,000                       100%
Common                        701 North Green Valley
                              Parkway, Suite 200
                              Henderson, NV  89014

                          DESCRIPTION OF SECURITIES

The Company is authorized to issue 50,000,000 shares of Common Stock with no par value. The holders of Common Stock are entitled to one vote per share on all matters to be voted on by the shareholders and to receive ratably dividends when and as declared by the Board of Directors from funds legally available therefor. The company anticipates that any earnings will be retained for use in its business for the foreseeable future. In the event of a liquidation, dissolution or winding up of the Company, holders of Common Stock are entitled to share ratably in all assets available for distribution to stockholders after payment of all liabilities. There are no preemptive, subscription, redemption or conversion rights relating to the Common Stock.
All outstanding shares of Common Stock are, and the shares to be sold by the Company in this offering will be, upon issuance and payment therefor, fully paid and non-assessable. The holders of Common Stock do not have cumulative voting rights, which means that the holders of more than one half of the outstanding shares can elect all of the directors.


                           DESCRIPTION OF BUSINESS

Cross Genetic Technologies, Inc. was incorporated on February 5, 2001, by filing and registering its articles with the Virginia State Corporation Commission. The Company's objective is to be a leading developer of bio-software utilizing genetic technology. Through collaboration with strategic partners, the Company intends to develop software and other computer products incorporating recent genomic discoveries, including research and development of therapeutic products for the treatment of cancer and cancer-related disorders.

Customer base.  The Company's customer base will consist primarily of medical
----------------
 researchers at pharmaceutical and biotechnology companies throughout the United States and abroad.

Current Status of the Company.  The Company is currently in its development
-------------------------------
stage. Upon the acquisition of adequate financing, the Company plans to initiate an in-house research and development facility. The Company will assemble a scientific staff with a variety of complementary skills in a broad base of advanced research technologies, including oncology, immunology, cell biology and protein and synthetic chemistry. The Company will also recruit a staff of technical and professional employees to carry out manufacturing of beta trial software.

The Company's goal is to assist researchers to derive useful medical finds from the identification and characterization of genes. The Company's commercial gene software strategy applies proprietary high-throughput multiplex DNA sequencing technology and positional cloning and bioinformatics capabilities in two principal areas, the discovery and characterization of (1) genes of infectious organisms ("pathogens") that are responsible for many serious diseases and (2) human disease genes. The Company believes that genomic discoveries may lead to the development of novel therapeutics, vaccines and diagnostic products by it and its strategic partners.


                     MANAGEMENT'S DISCUSSION AND ANALYSIS
This Prospectus contains forward-looking representations that involve certain risks and uncertainties. The Company's actual results could differ materially from the results discussed in the forward-looking representations.

IN REVIEWING THE MANAGEMENT'S DISCUSSION AND ANALYSIS,
REFERENCE SHOULD BE MADE TO THE FINANCIAL STATEMENTS
AND NOTES THERETO INCLUDED IN THIS PROSPECTUS.  THE
REFERENCES TO MONETARY UNITS OR DOLLARS IN THE INSTANT
PROSPECTUS AND SUPPORTING FINANCIAL STATEMENTS SHALL
MEAN UNITED STATES DOLLARS. THE FINANCIAL STATEMENTS FOR
THE COMPANY ARE PREPARED IN ACCORDANCE WITH UNITED STATES
GENERALLY ACCEPTED ACCOUNTING PRINCIPALS.

The Company is a development stage company incorporated in the Commonwealth of Virginia. Upon initial funding, the Company will secure office space and hardware, hire software technicians, and begin researching and creating its software.

The Company and its collaborators are attempting to develop new antibiotics which may prove to be less prone to the rapid development of resistance by pathogens or which may treat diseases for which existing therapies are deficient. In the past decade, a growing number of infections have been caused by pathogens that are becoming resistant to an increasing number of currently available antibiotics. The Company believes its software enhances pathogen gene discovery programs, which may lead to product development candidates more quickly than human gene discovery efforts.

The Company's gene software development strategy also involves the identification and characterization of human genes that are responsible for many serious diseases. The Company believes that the identification of specific human genes may provide important insights into the cause of certain diseases and facilitate the development of highly specific therapeutic and diagnostic products.

The Company's integrated technology platform will include data from high-throughput sequencing, positional cloning and bioinformatics. High-throughput sequencing uses proprietary multiplex sequencing technology which allows users to process multiple DNA samples simultaneously in a single mixture. Positional cloning uses proprietary multiplex genotyping technology to determine the chromosomal location of genes believed to be responsible for causing specific diseases. The Company applies its bioinformatics capabilities, including the use of computers and proprietary software, to process, store and analyze the sequencing and positional cloning data generated by its gene discovery programs. These capabilities permit research users to integrate and analyze genetic information from public genomic databases.

The Company will use its bioinformatics systems to help clients manage the production and interpretation of multiplex sequence data and compare and screen these data against public and proprietary sequence databases. The Company will continually refine its bioinformatics systems, focusing on four areas: upgrading and standardizing its bioinformatics hardware and software; developing enhanced data management systems; expanding its software engineering capabilities; and expanding its resources in computational molecular biology. These enhancements are expected to result in more effective data management by allowing for higher-throughput sequencing, providing for smooth integration of laboratory automation, supporting more rapid analyses and comparison of genomic data and facilitating the identification of gene targets for the development of therapeutic, vaccine and diagnostic products. As part of its enhancement of its bioinformatics capabilities, the Company will place a significant portion of financial and human resources towards this activity.

The Company plans to build on its experience and knowledge in positional cloning and its proprietary multiplex genotyping and multiplex sequencing technologies and bioinformatics capabilities by obtaining exclusive rights to collections of DNA samples from relevant family resources in order to map, identify and characterize genes responsible for selected human diseases. The Company is seeking collaborations with clinicians and academic researchers to obtain these rights. The Company believes that access to these resources will bolster its existing human gene discovery programs and enable it to initiate additional programs directed at human genes associated with significant diseases.

The Company plans to seek strategic collaborations with pharmaceutical and biotechnology companies for the development and commercialization of products based on the Company's computer software development. The Company generally expects to exclusively license to its partners all rights to therapeutic products and vaccines developed based on the particular genetic database licensed by the Company. In exchange, the Company expects to receive a combination of up-front license fees, research funding, milestone payments and royalty payments on product sales.

In addition to its strategic collaborations with pharmaceutical and biotechnology companies, the Company will actively seek to participate in government sponsored genomics technology research programs. The Company believes that these grants and contracts from the United States government will add to the Company's genomics technology and enable the Company to increase the number and enhance the expertise of its scientific personnel.

                           DESCRIPTION OF PROPERTY

The Company does not own any real property nor lease any property. The Company is currently searching for office space in the Northern Virginia area.


               CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Family Relationships. There are no family relationships among directors, executive officers or persons nominated or chosen by the Company to become officers or executive officers.

UM Tean, Inc., a Nevada corporation is the parent company of Cross Genetic Technologies, Inc. and owns one hundred percent (100%) of the Company, its wholly owned subsidiary.

               MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

There is currently no public trading market for the Company's stock. The Company has never paid dividends on its common stock and plans to retain earnings for the foreseeable future to fund the Company's operations.


                            EXECUTIVE COMPENSATION

The chart below sets forth the compensation of the key executives.


SUMMARY COMPENSATION TABLE


                                                                                          Long Term Compensation

----------------------------------------------------------------------------------------------------------------------------------
                                    Annual Compensation                                    Awards                  Payouts
----------------------------------------------------------------------------------------------------------------------------------
Name                     Year   Salary    Bonus   Other           Restricted    Securities &     LTIP       All Other
and Principal                                     Annual          Stocks        Underlying       Payouts    Compensation
Position                                          Compensation    Awards        Options/Sars
                                                                                (#)
-----------------------------------------------------------------------------------------------------------------------
Lino Novielli
President and
Chief Executive Officer  2001   $0        $0      $0              $0             $0               $0         $0



Retirement Plan
-----------------

     The Company does not have a retirement plan at present, but intends to implement one once the Company becomes profitable.

Employment Contracts, Termination of Employment, and Change in Control
----------------------------------------------------------------------
Agreements
---------- -

     At present, the Company has no employment contract with any of its employees.

Compensation Committee Interlocks and Insider Participation
-------------------------------------------------------------

     The Company has no compensation committee; rather, the Company's Board of Directors performs the functions that would otherwise be performed by a compensation committee.

                            FINANCIAL STATEMENTS

INDEPENDENT ACCOUNTANTS.     The financial statements of the Company as of
-------------------------
February 6, 2001, have been audited by Stokes & Company, independent accountants, as set forth in their report, dated February 6, 2001. Stokes & Company is located at 1275 K Street, N.W., Suite 1201, Washington, D.C. 20005, (202) 289-4700. For the two most recent fiscal years or any later interim period the principal independent accountant has not resigned
(or declined to stand for reelection) or been dismissed.

The audited financial statements for the Company are below as follows:

i.     Cross Genetic Technologies, Inc. Audited Financial Statements,
       February 6, 2001


INDEPENDENT AUDITOR'S REPORT
Board of Directors and Stockholders
Cross Genetic Technologies, Inc.


We have audited the accompanying balance sheet of Cross Genetic Technologies, Inc. (a development stage enterprise) as of February 6, 2001 and the related statements of operations and retained deficit and cash flows for the period from inception (February 5, 2001) to February 6, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Cross Genetic Technologies, Inc. as of February 6, 2001, and the results of its operations and cash flows for the initial period then ended, in conformity with generally accepted accounting principles.


STOKES & COMPANY, P.C.

February 6, 2001

CROSS GENETIC TECHNOLOGIES, INC.
(A Development Stage Enterprise)
Balance Sheet
February 6, 2001



ASSETS                                                                         $             -
                                                                               ==================


LIABILITIES                                                                                  -
                                                                               ------------------


 STOCKHOLDER'S EQUITY

     Common stock, no par value; 50,000,000 shares authorized;
           8,000,000 shares issued and outstanding (note C)                    $   20,000

    Deficit accumulated during development stage (note B)                            (20,000)
                                                                               -----------------

         Total stockholder's equity                                                          -
                                                                               -----------------

         Total liabilities and stockholder's equity                            $             -
                                                                               =================

CROSS GENETIC TECHNOLOGIES, INC.
 (A Development Stage Enterprise)
 Statement of Operations and Retained Deficit
 From Inception (February 5, 2001) to February 6, 2001

REVENUE                                                                        $             -


Organization and start-up costs (note B)                                          20,000
                                                                               -----------------

                                NET LOSS                                          (20,000)

RETAINED EARNINGS at beginning of period                                                     -
                                                                               -----------------
Deficit accumulated during development stage (note B)                          $  (20,000)
                                                                               =================


CROSS GENETIC TECHNOLOGIES, INC.
 (A Development Stage Enterprise)
 Statement of Cash Flows
 From Inception (February 5, 2001) to February 6, 2001



CASH FLOWS FROM OPERATING ACTIVITIES (note C)                                                 $         -
                                                                                           -------------------

CASH FLOWS FROM INVESTING ACTIVITIES                                                                    -
                                                                                           -------------------

CASH FLOWS FROM FINANCING ACTIVITIES (note C)                                                           -
                                                                                           -------------------

          NET INCREASE (DECREASE) IN CASH                                                               -

CASH at beginning of period                                                                             -
                                                                                           -------------------

CASH at end of period  $                                                                                -
                                                                                           ===================


RECONCILIATION OF NET LOSS
   TO NET CASH USED BY OPERATING ACTIVITIES
Net loss                                                                                      $      (20,000)
Issuance of Common Stock in lieu of cash (note C)                                                    20,000

          NET CASH USED BY OPERATING ACTIVITIES  $                                                      -
                                                                                           ===================


Cross Genetic Technologies, Inc.
(A Development Stage Enterprise)
Notes to Financial Statements
From Inception (February 5, 2001) to February 6, 2001


NOTE A - NATURE OF ORGANIZATION

Cross Genetic Technologies, Inc., "the Company," is a wholly owned subsidiary of UM Teen, Inc., and is organized and incorporated under the laws of the State of Virginia. The Company is a development stage, biotechnology software enterprise headquartered in Reston, Virginia. The Company intends to develop software and other computer products incorporating recent genomic discoveries to assist medical researchers in identifying gene targets for the development of novel therapeutic, vaccine, and diagnostic products.

NOTE  B - ACCOUNTING METHOD FOR START-UP ACTIVITIES

In April 1998, the American Institute of Certified Public Accountants issued Statement of Position 98-5 (Reporting on the Costs of Start-up Activities), which requires that such costs, as broadly defined in SOP 98-5, be expensed as incurred. The Statement is effective for years beginning after December 15, 1998. The Company has adopted SOP 98-5. At February 6, 2001, the Company had $20,000 of organization and start-up costs which, accordingly, it has expensed.

NOTE C - ISSUANCE OF COMMON STOCK AS PAYMENT FOR COSTS OF FORMATION

On February 6, 2001, the Company issued 8,000,000 shares of Common Stock, valued at $20,000, to its parent corporation as payment for its organization and start-up costs.

               CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
                     ACCOUNTING AND FINANCIAL DISCLOSURES

There have been no disagreements on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

                                LEGAL MATTERS

The validity of the Common Stock offered hereby will be passed upon for the Company by the Law Firm of Larson-Jackson, P.C. 1500 K Street, NW, Suite 900,
Washington, D.C.  20005   (202) 408-8180.


PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. Indemnification of Directors and Officers.

There are no charter provisions, by-laws, contracts, or other arrangements that insure or indemnify the controlling persons, directors or officers of the Company.

Item 25.  Other expenses of issuance and distribution

The following table sets forth the expenses in connection with the issuance and distribution of the securities offered hereby:



Registration Fee                                                $     137.60
Estimated Printing Expenses                                     $     600.00
Estimated Legal Fees and Expenses                               $  20,000.00
Estimated Accounting Fees and Expenses                          $   2,500.00
Estimated Blue Sky Fees and Expenses                            $       0.00
Estimated Transfer Agent Fees and Expenses                      $   1,500.00
Estimated Misc.                                                 $   1,000.00
Total                                                           $  25,737.60



Item 26. Recent sales of unregistered securities.

The following provides information of all sales of outstanding stock which were not registered under the Securities Act of 1933 during the last three years.

The Company sold 3,008,000 shares of its Common Stock in a private placement offering dated February 26, 2001 for a total of $150,400 in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended (the "1933 Act"), for transactions not involving a public offering.

Item 27.  Exhibits.

E-1     Articles of Incorporation for Cross Genetic Technologies, Inc.
E-2     Consent of Independent Certified Public Accountants

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Washington, District of Columbia on May 4, 2001.

CROSS GENETIC TECHNOLOGIES,  INC.
By /s/ Lino Novielli

-------------------------------------------------------------------------------
President/ Chief Executive Officer






In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Signature                                  Title                                       Date
By /s/ Lino Novielli                       President and Director,                     May 4, 2001
Lino Novielli                              Chief Executive Officer




Exhibit 1

ARTICLES OF INCORPORATION
VIRGINIA STOCK CORPORATION

     The undersigned, pursuant to Chapter 9 of Title 13.1 of the Code of Virginia, state(s) as follows:

     1.     The name of the corporation is Cross Genetic Technologies, Inc.

     2. The address of the principal office of the corporation is 11921 Freedom Drive, Suite 550, Reston, VA 20190

     3. The number (and classes, if any) of shares the corporation is authorized to issue is (are):

                Number of shares authorized           Class(es)

                50,000,000	                           no par, voting
                                                      common stock


     4.  A.     The name of the corporation's initial registered agent is
                Brian A. Block.

         B. The initial registered agent is an individual who is a resident of Virginia and a member of the Virginia State Bar.

     5.  A.     The corporation's initial registered office address which is the business office of the initial registered agent, is 4201
                South 31st Street, Suite 208, Arlington, VA 22206

         B. The registered office is physically located in the County of Arlington.

     6.  The initial directors are:

NAME(S)                                    ADDRESS(ES)
Lino Novielli	                             2 Bloor Street, West, Suite 100
                                           Toronto, Ontario  M4W3E2, CANADA

     7.    INCORPORATOR(S):


           /S/
           ------------------                                ------------------

           SIGNATURE(S)                                         PRINTED NAME(S)


DATE:  February 5, 2001

                                  Exhibit 2

             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form SB-2 of our report dated February 6, 2001 relating to the financial statements of Cross Genetic Technologies, Inc. appearing in such Prospectus.


/s/ Stokes & Company, P.C.
                            STOKES & COMPANY, P.C.
Washington, D.C.
April 18, 2001